For the period ended (a) 12/31/96
File number (c) 811-5594

                         SUB-ITEM 77 D

          Policies   with  Respect   to   Security
Investments


     On  January  10, 1996 the Board of  Directors
approved  a   investment  policy  modification  to
permit the Fund to purchase debt securities with put features effective with the 1996 annual update of the Fund's Registration Statement.